Opinion of Counsel


Board of Directors
Connecticut Energy Corporation
855 Main Street
Bridgeport, Connecticut 06604

Re:     Registration Statement on Form S-8

Dear Sirs and Mesdames:

        We have acted as counsel for Connecticut Energy Corporation (the "Company") in connection with the Company's registration of 1,000,000 additional shares of Common Stock (the "Securities") to be offered or sold to the Company's employees pursuant to the Southern Connecticut Gas Company Target Plan.

     We have examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of pertinent documents, corporate records and other instruments relating to the issuance of the Securities and other actions and proceedings relating thereto. In rendering this opinion, we have assumed that there will be no change in applicable law between the date of this opinion and the date of issuance of the Securities proposed to be issued and offered or sold by the Company as described in a Registration Statement on Form S-8 filed on or about the date hereof with the Securities and Exchange Commission (the"Registration Statement").

        Based upon the foregoing, we are of the opinion that the Securities proposed to be issued and offered or sold by the Company, when issued and offered or sold as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

        The opinions expressed herein are only as to matters governed by the corporate laws of the State of Connecticut and United States federal law.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement.

                                Very truly yours,

                           TYLER COOPER & ALCORN, LLP



                                        BY:     /s/ Joseph C. Lee
                                                Joseph C. Lee
                                                A Partner